CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Spriza, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2013 filed with the Securities and Exchange Commission (the “Report”), I, Rob Danard, Chief Executive Officer of the Company, and I, Christopher Robbins, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Rob Danard
Name:	Rob Danard
Title:	Principal Executive Officer and Director
Date:	November 4, 2013

By:	/s/ Christopher Robbins
Name:	Christopher Robbins
Title:	Principal Accounting Officer and Principal Financial Officer
Date:	November 4, 2013

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.